Exhibit 99.1

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski

investors@lantronix.com

(949) 614-5879

Lantronix Reports First Quarter Fiscal 2014 Financial Results

Irvine, Calif., October 31, 2013 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a global provider of smart networking and communications solutions for machine-to-machine (M2M) applications, today reported results for its first fiscal quarter ended September 30, 2013.

Financial Highlights:

▪	Net revenue of $10.9 million

▪	Gross profit as a percentage of net revenue of 49.5%

▪	GAAP net loss of $(267,000), or ($0.02) per share

▪	Non-GAAP net income of $220,000, or $0.01 per share

Operational and Product Highlights:

▪	In August 2013, the Company announced global availability of the xPico® Wi-Fi module, the latest addition to its new xPico product family. The xPico Wi-Fi is designed to enable the convergence of mobility with M2M systems and suitable for a wide range of applications - from small battery powered devices to large industrial installations.

▪	In August 2013, the Company expanded its presence in Asia with the opening of a new office in Shanghai, China.

▪	In August 2013, the Company’s award-winning xPrintServer® product family became available on JD.com, one of China’s largest B2C ecommerce companies.

▪	In August 2013, Lantronix was the official mobile print sponsor of MacWorld/iWorld Asia 2013.

▪	In September 2013, the Company launched PremierWave® XC HSPA+, a high speed cellular intelligent gateway and application server. The latest addition to Lantronix’ PremierWave product family, PremierWave XC HSPA+ utilizes 3.5G cellular technology and delivers mobile M2M connectivity to devices and equipment previously unable to connect through wired or WiFi solutions.

▪	In September 2013, Lantronix announced a marketing and sales partnership with Wyless, a global M2M wireless connectivity solution provider, to provide customers with a bundled 3.5G wireless solution. Currently offered in the U.S. with Lantronix PremierWave® XC HSPA+, the Lantronix-Wyless bundle provides everything a customer needs to quickly connect, develop, deploy and use M2M applications on secure mobile data networks.

“In the first quarter of fiscal 2014, sales of our Enterprise Solutions grew, primarily due to ongoing efforts to expand our sales channels. This partially offset the decline in sales for some of our mature OEM Modules, which resulted in a decrease in overall revenue,” said Lantronix CEO Kurt Busch. “In addition, through our continued fiscal and operational discipline, we achieved non-GAAP net income.”

“With the opportunities being created by new products and ongoing expansion of our sales channels, we continue to expect new product sales to outpace the decline of mature products,” Busch added.

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Financial Results for the First Quarter of Fiscal 2014

Net revenue was $10.9 million for the first quarter of fiscal 2014, a decrease of $319,000 compared to $11.2 million for the first quarter of fiscal 2013 and a decrease of $244,000 compared to $11.1 million for the fourth quarter of fiscal 2013. The year-over-year and sequential decline in net revenue was primarily due to a decrease in unit sales of the OEM Module product line that was partially offset by growth in the Enterprise Solutions product line.

Gross profit as a percentage of net revenue was 49.5% for the first quarter of fiscal 2014, compared to 48.8% for the first quarter of fiscal 2013 and 44.7% for the fourth quarter of fiscal 2013.

Operating expenses were $5.6 million for the first quarter of fiscal 2014, a decrease of $248,000, compared to $5.9 million for the first quarter of fiscal 2013 and a decrease of $446,000, compared to $6.1 million for the fourth quarter of fiscal 2013. Operating expenses for the fourth quarter of fiscal 2013 included severance charges of $208,000.

GAAP net loss for the first quarter of fiscal 2014 was $(267,000), or ($0.02) per share, compared to a GAAP net loss of $(430,000), or ($0.03) per share, for the first quarter of fiscal 2013 and a GAAP net loss of $(1.1) million, or ($0.08) per share, for the fourth quarter of fiscal 2013.

Non-GAAP net income for the first quarter of fiscal 2014 was $220,000, or $0.01 per share compared to non-GAAP net income of $48,000 or $0.00 per share for the first quarter of fiscal 2013 and a non-GAAP net loss of $(665,000), or $(0.05) per share, for the fourth quarter of fiscal 2013. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $5.8 million as of September 30, 2013, an increase of $588,000, compared with $5.2 million as of June 30, 2013.

Conference Call and Webcast

Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time) to discuss its fiscal 2014 first quarter financial results. Those wishing to participate in the live call should dial 800-638-4817 (international dial-in 617-614-3943) using the passcode 66368922. A webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

A telephone replay will be available through November 7, 2013 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 92698261.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global provider of smart networking and communications solutions for machine-to-machine (M2M) applications. Lantronix OEM Modules and Enterprise Solutions enable machines, devices and sensors to be securely accessed, managed, monitored and controlled. Easy to integrate and deploy, Lantronix solutions enable customers to capitalize on the convergence of mobility with M2M systems and to participate in the Internet of Things (IoT). Lantronix solutions have applications across many industries including, security, industrial and building automation, transportation, energy, retail, financial, government, consumer electronics, medical and information technology. Founded in 1989, Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com or follow us at www.twitter.com/Lantronix.

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Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP operating expenses consist of operating expenses excluding (i) share-based compensation and related payroll taxes and (ii) depreciation and amortization.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our business plans, our financial and operating results, and our product development strategies. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K and our Form 10-Qs filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

© 2013 Lantronix, Inc. Lantronix, PremierWave, xPico and xPrintServer are registered trademarksof Lantronix, Inc. All other trademarks and trade names are the property of their respective holders. Specifications subject to change without notice. All rights reserved.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$5,831	$5,243
Accounts receivable, net	2,778	2,599
Contract manufacturers' receivable	329	607
Inventories, net	8,527	8,741
Prepaid expenses and other current assets	339	431
Total current assets	17,804	17,621
Property and equipment, net	1,628	1,687
Goodwill	9,488	9,488
Deferred tax assets	476	476
Other assets	87	87
Total assets	$29,483	$29,359

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,162	$2,870
Accrued payroll and related expenses	1,696	1,516
Warranty reserve	175	193
Short-term debt	–	167
Deferred tax liabilities	476	476
Other current liabilities	3,779	3,877
Total current liabilities	9,288	9,099
Long-term capital lease obligations	41	54
Other non-current liabilities	233	249
Total liabilities	9,562	9,402

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	204,102	203,871
Accumulated deficit	(184,553)	(184,286)
Accumulated other comprehensive income	371	371
Total stockholders' equity	19,921	19,957
Total liabilities and stockholders' equity	$29,483	$29,359

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Net revenue (1)	$10,883	$11,127	$11,202
Cost of revenue	5,493	6,148	5,730
Gross profit	5,390	4,979	5,472
Operating expenses:
Selling, general and administrative	3,948	4,318	4,268
Research and development	1,681	1,757	1,609
Total operating expenses	5,629	6,075	5,877
Loss from operations	(239)	(1,096)	(405)
Interest expense, net	(9)	(14)	(15)
Other income (expense), net	(6)	(10)	5
Loss before income taxes	(254)	(1,120)	(415)
Provision for income taxes	13	6	15
Net loss and comprehensive loss	$(267)	$(1,126)	$(430)

Net loss per share (basic and diluted)	$(0.02)	$(0.08)	$(0.03)

Weighted-average common shares (basic and diluted)	14,580	14,580	14,558

Net revenue from related parties	$193	$164	$292

(1)  Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

GAAP net loss	$(267)	$(1,126)	$(430)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	13	11	11
Depreciation and amortization	117	107	99
Total adjustments to cost of revenue	130	118	110
Selling, general and administrative:
Share-based compensation	158	137	146
Employer portion of withholding taxes on stock grants	–	–	1
Depreciation and amortization	110	113	116
Total adjustments to selling, general and administrative	268	250	263
Research and development:
Share-based compensation	60	59	74
Employer portion of withholding taxes on stock grants	–	–	2
Depreciation and amortization	1	4	4
Total adjustments to research and development	61	63	80
Total non-GAAP adjustments to operating expenses	329	313	343
Interest expense, net	9	14	15
Other income (expense), net	6	10	(5)
Provision for income taxes	13	6	15
Total non-GAAP adjustments	487	461	478
Non-GAAP net income (loss)	$220	$(665)	$48

Non-GAAP net income (loss) per share (diluted)	$0.01	$(0.05)	$0.00

Denominator for GAAP net income (loss) per share (diluted)	14,580	14,580	14,558
Non-GAAP adjustment	87	–	92
Denominator for non-GAAP net income (loss) per share (diluted)	14,667	14,580	14,650

GAAP operating expenses	$5,629	$6,075	$5,877
Non-GAAP adjustments to operating expenses	(329)	(313)	(343)
Non-GAAP operating expenses	$5,300	$5,762	$5,534

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands, except percentages)

	Three Months Ended September 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
OEM Modules	$5,218	47.9%	$5,788	51.7%	$(570)	(9.8%)
Enterprise Solutions	5,665	52.1%	5,414	48.3%	251	4.6%
Net revenue	$10,883	100.0%	$11,202	100.0%	$(319)	(2.8%)

	Three Months Ended September 30,
	2013			2012
	OEM Modules	Enterprise Solutions	Total	OEM Modules	Enterprise Solutions	Total
Americas	$1,864	$3,686	$5,550	$2,061	$3,894	$5,955
EMEA	2,124	1,206	3,330	2,152	925	3,077
Japan	604	381	985	953	215	1,168
Asia Pacific	626	392	1,018	622	380	1,002
	$5,218	$5,665	$10,883	$5,788	$5,414	$11,202

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